Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                    TERMINATION AGREEMENT AND MUTUAL RELEASES

         This Termination Agreement and Mutual Releases (the "Agreement"), effective as of October 8, 2001 (the "Effective Date"), is entered into by and among GEOWORKS CORPORATION ("Geoworks"), TELCORDIA TECHNOLOGIES, INC., formerly known as Bell Communications Research, Inc. ("Telcordia"), GOAMERICA, INC. ("GoAmerica") and [**].

         WHEREAS, Telcordia and GoAmerica's wholly-owned subsidiary, GoAmerica Communications Corp. (GoAmerica and GoAmerica Communications Corp. are hereinafter collectively referred to as "GoAmerica"), entered into an Agreement for License of Software and the Provision of Ancillary and Maintenance Services dated October 21, 1996 (the "License Agreement");

         WHEREAS, Telcordia, GoAmerica and [**] entered into a Settlement Agreement and Mutual Releases (the "Settlement Agreement") dated April 22, 1999 (sometimes referred to as the "Effective Date of the Settlement Agreement" below);

         WHEREAS, Telcordia and GoAmerica entered into Amendment No. 1 to the License Agreement on April 22, 1999 and entered into Amendment No. 2 to the License Agreement dated April 18, 2000 (the License Agreement, Amendment No. 1 and Amendment No. 2 are hereinafter collectively referred to as the "License Agreement");

         WHEREAS, on July 24, 2000, Telcordia assigned substantially all of the assets of its AirBoss business unit to Geoworks NJ Corporation (formerly known as AirBoss Acquisition Corporation), a wholly owned subsidiary of Geoworks Corporation (collectively, "Geoworks"),

         WHEREAS, the License Agreement expired by its terms on April 21, 2001;

         WHEREAS, a dispute has arisen among Telcordia, Geoworks and GoAmerica concerning the License Agreement and the Settlement Agreement and the parties now wish to settle all disputes existing among them; and

         WHEREAS, neither this Agreement, nor the negotiations leading up to this Agreement, nor the payment of any consideration in this Agreement shall be taken to be an admission of any kind by any party hereto;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.       DEFINITIONS

         Except as set forth below or as otherwise defined herein, all capitalized terms shall have the respective meanings set forth in the License Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

         1.0 "AirBoss Technology" shall mean the following as it existed on the Effective Date of the Settlement Agreement: the AirBoss HDML and HTML
Microbrowser, the AirBoss Mobile Application Toolkit (ABMAT), AirBrowse, AirMail, and the client and server based transport designed to be used in conjunction with AirBoss HDML and HTML Microbrowser, the AirBoss Mobile Application Toolkit (ABMAT), AirBrowse, AirMail and those portions of the server based software designed to be used with the foregoing technology, and all related documentation.

         1.1 "Go.Web HDML Content Viewer" shall mean the software application which operates on the RIM 950 Pager as it existed on the Effective Date of the Settlement Agreement.

         1.2 "Go.Web HTML Content Viewer" shall mean the software application based on the RIM 950 Interactive Pager as it existed on the Effective Date of the Settlement Agreement.

         1.3 "Go.Web Technology" shall mean the Go.Web HDML Content Viewer, the Go.Web HTML Content Viewer, the client and server based transport designed to be used in conjunction with the Go.Web HDML Content Viewer and the Go.Web HTML Content Viewer and those portions of the server based software designed to be used with the foregoing technology as it existed on the Effective Date of the Settlement Agreement, and all related documentation.

         1.4 "Intellectual Property" shall mean (a) any and all inventions, developments, improvements, discoveries, know-how, concepts and ideas, whether patentable or not in any jurisdiction and whether or not reduced to practice,
(b) any and all patents and patent applications (including without limitation reissues, reexaminations, continuations, divisions, continuations-in-part, extensions, revisions and counterparts thereof in any jurisdiction), patent disclosures, revalidations, industrial designs, industrial models and utility models, (c) any and all trademarks, service marks, certification marks, logos, trade dress, trade names, corporate names, brand names, domain names and all other indicia of origin (whether registered or unregistered), and including all goodwill associated therewith and all applications and registrations therefor in any jurisdiction and any extension, modification or renewal of any such application or registration, (d) any and all copyrights, copyright registrations and applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, (e) any and all writings and other works of authorship, whether copyrighted, copyrightable or not in any jurisdiction, such works including, without limitation, computer programs and software (including source code, object code, data, databases and documentation therefor), together with all translations, adaptations, derivations and combinations thereof, (f) any and all mask works and other semiconductor chip rights and registrations thereof, (g) any and all non-public information, trade secrets and proprietary or confidential information (including without limitation ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals) and rights in any jurisdiction to limit the use or disclosure thereof by any person, (h) any and all other intellectual property or proprietary rights, (i) any and all agreements, licenses, immunities, covenants not to sue and the like relating to any of the foregoing, (j) any and all copies and tangible embodiments of any of the foregoing (in whatever form or medium), and (k) any and all claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

2.       OBLIGATIONS OF GOAMERICA

         2.1 In consideration of the licenses conferred by Geoworks pursuant to the Patent License attached as Exhibit A as well as the other benefits and promises described below, GoAmerica shall pay to Geoworks the sum of $1,750,000.00 (the "Payment"). The first $1,000,000.00 of the Payment shall be paid to Geoworks by wire transfer by October 9, 2001, and the remaining $750,000.00 of the Payment shall be paid to Geoworks by wire transfer in installments as follows: $250,000.00 by October 31, 2001, $250,000.00 by November 30, 2001 and $250,000.00 by December 31, 2001.

         2.2 GoAmerica hereby consents to Telcordia's assignment of the License Agreement and GoAmerica and [**] hereby consent to Telcordia's assignment of the Settlement Agreement to Geoworks, effective July 24, 2000.

         2.3 GoAmerica represents and warrants that as of the Effective Date it has:

             a.  ceased all use of the Software and Documentation;

             b. ceased licensing or furnishing the Client Software to End Users and Enterprise Entities;

             c. returned to Geoworks all copies of the Software and Documentation or destroyed the same, except for those portions of the Documentation necessary for maintenance of the Client Software sublicensed to End Users and Enterprise Entities; and

             d. instructed the Escrow Agent to return all copies of the escrowed materials to Geoworks.

         2.4 As among the parties, GoAmerica acknowledges and agrees that Geoworks or Telcordia is the sole and exclusive owner of all right, title and interest in and to all Intellectual Property throughout the world in respect of the AirBoss Technology.

3.       OBLIGATIONS OF GEOWORKS AND TELCORDIA

         3.1 Geoworks and Telcordia represent and warrant that each has returned to GoAmerica or destroyed all Confidential Information of GoAmerica in either's possession prior to the Effective Date.

         3.2 As among the parties, Geoworks acknowledges and agrees that GoAmerica is the sole and exclusive owner of all right, title and interest in and to all Intellectual Property throughout the world in respect of the Go.Web Technology.

         3.3 Geoworks agrees that it will never challenge or contest directly or indirectly GoAmerica's ownership of or its right to make, have made, use, sell or license its Go.Web Technology worldwide, nor assert any right or interest in the Go.Web Technology.

         3.4 Telcordia agrees that it does not have nor will it assert any Intellectual Property rights or interest in the Go.Web Technology.

         3.5 Geoworks agrees that it will never commence or support, financially or otherwise, directly or indirectly, any lawsuit or other proceeding in respect of the Go.Web Technology against GoAmerica.

         3.6 Concurrently with the execution of this Agreement, Geoworks and GoAmerica shall execute a license granting GoAmerica rights under U.S. Patent No. [**] and U.S. Patent No. [**] ("Patent License"). A copy of the Patent License is attached hereto as Exhibit A and incorporated herein by reference.

4.       TERMINATION OF OBLIGATIONS

         The parties agree that, with the exception of Sections 6.3, 6.4, 6.5, 7, 8, 9, 10.6, 11 and 12 of the License Agreement and Sections 9, 11, 12, 13 and 14 of the Settlement Agreement, all existing and future obligations of the parties under the License Agreement and the Settlement Agreement are hereby terminated to the extent that they have not previously expired. Specifically, GoAmerica shall have no further obligation to report to Geoworks or Telcordia pursuant to Section 5.10 of the License Agreement; nor shall any additional or future royalties be payable to Geoworks or Telcordia by GoAmerica.

5.       MUTUAL RELEASES

         5.1 Geoworks hereby agrees to and do for and on its own behalf and on behalf of its respective predecessors, successors, and assigns, and all of their respective directors, stockholders, officers, employees and agents, release, acquit and forever discharge GoAmerica and all of its past and present corporations, partnerships, subsidiaries, affiliates, successors and assigns and all of their respective partners, shareholders, directors, officers, agents, employees, including without limitation [**], attorneys, representatives, resellers, distributors and direct and indirect subscribers and customers, of and from any and all claims, demands, actions, suits, causes of action, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities whatsoever, in law or equity, known or unknown, whether or not concealed or hidden, which were or could have been asserted by Geoworks or Telcordia against GoAmerica prior to the Effective Date in connection with the License Agreement, Settlement Agreement and/or Go.Web Technology. Geoworks is not presently aware of any facts that would give rise to a claim or action against GoAmerica. This release does not apply to any continuing obligations of GoAmerica or [**] under this Agreement.

         5.2 GoAmerica hereby agrees to and do for and on its own behalf and on behalf of its predecessors, successors, and assigns and all of their respective directors, stockholders, officers, employees and agents, release, acquit and forever discharge Geoworks and Telcordia and all of their respective past and present corporations, partnerships, subsidiaries, affiliates, successors and assigns and all of their respective partners, shareholders, directors, officers, agents, attorneys and representatives, of and from any and all claims, demands, actions, suits, causes of action, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities whatsoever, in law or equity, known or unknown, whether or not concealed or hidden, which were or could have been asserted by GoAmerica against Geoworks or Telcordia prior to the Effective Date in connection with the License Agreement or Settlement Agreement and/or Go.Web Technology. GoAmerica is not presently aware of any facts that would give rise to a claim or action against Geoworks or Telcordia. This release does not apply to any continuing obligations of Geoworks or Telcordia under this Agreement.

         5.3 Telcordia hereby agrees to and do for and on its own behalf and on behalf of its respective predecessors, successors, and assigns, and all of their respective directors, stockholders, officers, employees and agents, release, acquit and forever discharge GoAmerica and all of its past and present corporations, partnerships, subsidiaries, affiliates, successors and assigns and all of their respective partners, shareholders, directors, officers, agents, employees, including without limitation [**], attorneys, representatives, resellers, distributors and direct and indirect subscribers and customers, of and from any and all claims, demands, actions, suits, causes of action, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities whatsoever, in law or equity, known or unknown, whether or not concealed or hidden, which were or could have been asserted by Telcordia against GoAmerica prior to the Effective Date in connection with the License Agreement, Settlement Agreement and/or Go.Web Technology. Telcordia is not presently aware of any facts that would give rise to a claim or action against GoAmerica. This release does not apply to any continuing obligations of GoAmerica or [**] under this Agreement, or to any continuing obligations of [**] created under his Intellectual Property Agreement with Telcordia.

         5.4 [**] hereby agrees to and does release, acquit and forever discharge Geoworks and Telcordia and all of their respective past and present corporations, partnerships, subsidiaries, affiliates, successors and assigns and all of their respective partners, shareholders, directors, officers, agents, attorneys and representatives, of and from any and all claims, demands, actions, suits, causes of action, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities whatsoever, in law or equity, known or unknown, whether or not concealed or hidden, which were or could have been asserted by [**] against Geoworks or Telcordia prior to the Effective Date in connection with the License Agreement or Settlement Agreement and/or Go.Web Technology. [**] is not presently aware of any facts that would give rise to a claim or action against Geoworks or Telcordia. This release does not apply to any continuing obligations of Geoworks or Telcordia under this Agreement or of Telcordia under its Intellectual Property Agreement with [**].

6.       MUTUAL OBLIGATIONS, WARRANTIES AND REPRESENTATIONS

         6.1 Each party to this Agreement represents and warrants to the others that:

             (a) the person signing this Agreement on its behalf has the requisite power and authority to enter into this Agreement, and all necessary corporate and other action to enter into this Agreement has been taken;

             (b) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with the terms set forth herein; and

             (c) it has made such investigation of the facts pertaining to this Agreement as it deems necessary and has received all such information as it deems necessary and appropriate to enter into this Agreement.

         6.2 This Agreement is not intended and shall not be construed or deemed an admission adverse to any of the parties hereto of (a) any liability to or any person and/or entity, (b) the commission of any act or wrong, or (c) any violation of any law or regulation.

7.       MISCELLANEOUS

         7.1 The provisions of this Agreement are binding on the parties' lawful successors and assigns. The obligations of Geoworks and Telcordia hereunder are separate and not joint, that is, Telcordia shall not be liable for any breach by Geoworks and Geoworks shall not be liable for any breach by Telcordia.

         7.2 This Agreement, together with the sections of the License Agreement and Settlement Agreement set forth in Section 4 above, constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and all prior discussions, representations, understandings and agreements with respect to the subject matter hereof, express or implied, written or oral, are superseded and merged into this Agreement.

         7.3 The headings used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.4 The parties agree that the provisions of this Agreement shall be interpreted and enforced in accordance with the laws of the State of New Jersey. Any dispute regarding this Agreement shall be presented first to the federal court in New Jersey having jurisdiction. In the event of any dispute, each party's sole recourse shall be for monetary damages and/or specific performance of the terms of this Agreement. The prevailing party in any dispute shall be entitled to recover its reasonable attorneys' and experts' fees. Late payments shall bear interest at the rate of one percent per month.

         7.5 The terms and conditions of this Agreement shall not be disclosed by any party without the prior written consent of the other parties. This obligation is subject to the following exceptions:

             (a) Disclosure is permissible if required by government or court order, provided that the party so ordered shall take all reasonable steps (e.g., discovery protective order) to prevent or otherwise minimize the disclosure of this Agreement, and shall provide prior written notice to the other parties of the circumstances surrounding such disclosure, to enable them to seek a protective order.

             (b) Disclosure is permissible if otherwise required by law.

             (c) Disclosure is permissible if required to enforce rights under this Agreement.

             (d) Each party may disclose this Agreement or its contents to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, financial advisors, its present or future providers of venture capital and/or potential investors in or acquirers of such party.

         7.6 If any provision of this Agreement should be adjudged to be unreasonable, then the scope thereof shall be reduced or modified to the extent necessary to make the provision enforceable.

         7.7 In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall continue in full force and effect, except that it shall be interpreted and construed as if such terms and provisions, to the extent that the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

         7.8 Any notice given under this Agreement shall be in writing, addressed to the parties as indicated below, or to such other address as may hereinafter be designated by any party to the other by notice in writing. Any such notice shall be given personally, by certified or registered mail, postage fully prepaid, return receipt requested. Any notice shall be deemed given on the date of delivery, if given personally, or if given by mail, then on the date on which the return receipt is postmarked, evidencing delivery or any inability to deliver for any reason, provided in the event receipt is not so postmarked, then such notice shall be deemed to have been given five (5) days after the date of posting by the sender. Addresses for such notices are as follows:

         GoAmerica, Inc.                       Geoworks Corp.
         Chief Financial Officer               Chief Financial Officer
         433 Hackensack Ave                    960 Atlantic Ave.
         Hackensack, NJ 07601                  Alameda CA 94501

         with a copy to:

         Virginia R. Richard, Esq.
         Winston & Strawn
         200 Park Avenue
         New York, New York 10166


         [**]                                  Telcordia Technologies, Inc.
         GoAmerica, Inc.                       Joseph Giordano
         433 Hackensack Ave                    445 South Street 1J106R
         Hackensack, NJ 07601                  Morristown, New Jersey 07960


         7.9 No modification or amendment of any of the provisions contained in this Agreement shall be valid unless made in writing and executed by officers of all parties. No waiver of any of the provisions contained in this Agreement shall be valid unless made in writing and executed by an officer of the waiving party.

         7.10 This Agreement may be executed on facsimile copies in four counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representative, each signatory having the requisite corporate authority to do so.


GoAmerica, Inc.:                         Geoworks Corporation:


By:     /s/ Aaron Dobrinsky                  By:   /s/ David Pepe
   ------------------------------               --------------------------------
                                                  Senior Vice President of
Its:   Chief Executive Officer               Its: Products & Services
    -----------------------------                -------------------------------

Date:  October 8, 2001                       Date: October 9, 2001
     ----------------------------                 ------------------------------



[**]:                                        Telcordia Technologies, Inc.:

        /s/ [**]                             By:   /s/ Joseph Giordano
---------------------------------               --------------------------------

Date:                                        Its:  Associate General Counsel
     ----------------------------                -------------------------------

                                             Date: October 5, 2001
                                                  ------------------------------